EXHIBIT 33

                      AGREEMENT CONCERNING LETTER OF CREDIT

     This Agreement Concerning Letter of Credit (the "AGREEMENT") is dated as of this ninth day of August, 2002, and is by and between Wells Fargo Business Credit, Inc. ("LENDER") and Richard Johnston ("Johnston").

RECITALS:

     A. Johnston is a principal owner of shares, an officer and an employee of Royal Precision, Inc., a Delaware corporation ("RP"). RP owns all of the issued and outstanding stock of FM Precision Golf Manufacturing Corp., a Delaware corporation, and FM Precision Golf Sales Corp., a Delaware corporation (collectively, jointly and severally, "BORROWER"). It is to the best economic interest of Johnston for Borrower to prosper economically.

     B. Borrower is currently indebted to Lender and has requested additional credit facilities from Lender. Johnston has determined that the additional
credit  facilities  from  Lender  are  essential  for  the  continued   economic
prosperity of Borrower. The current indebtedness and the additional credit facilities are and shall be represented by promissory notes, amended and restated credit and security agreements and various documents executed in connection therewith, including this Agreement, all of which shall be herein referred to as the "LOAN DOCUMENTS."

     C. Lender is willing to extend additional credit to Borrower, but only if it receives certain direct security from Johnston as set forth in this Agreement.

AGREEMENTS:

     In consideration of the recitals and mutual agreements contained herein, the parties agree:

     1. Johnston shall and does hereby agree to establish for the benefit of Lender, pursuant to the terms and conditions contained herein, an irrevocable letter of credit issued by The Jackson State Bank and Trust Company (the "ISSUER") in the principal amount of $1,000,000 (the "LETTER OF CREDIT"). The Letter of Credit must be approved in advance as to form and substance by Lender. The Letter of Credit shall provide that it cannot be cancelled, terminated or expire prior to August 12, 2003. Any attempt to terminate or cancel the Letter of Credit prior to the complete payment by Borrower of all obligations to Lender shall be a breach of this Agreement and shall constitute cause for Lender to draw down the entire amount of the Letter of Credit and apply it to the liabilities, as hereafter defined.

     2. The Letter of Credit shall be additional security to Lender for repayment by Borrower of the Letter of Credit Overadvance, as defined in the Amended and Restated Credit and Security Agreement of even date herewith (all of which shall be referred to herein as the "LIABILITIES"). The Letter of Credit shall further secure all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing or defending this Agreement, whether or not a lawsuit is commenced, but in no event for amounts in the aggregate in excess of $1,000,000.00.
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     3. In the  event  that the  Letter of Credit  Overadvance  becomes  due and payable or the maturity date has passed, Lender may draw against the Letter of Credit up to the full amount of the Letter of Credit pursuant to its terms.

     4. Johnston agrees that the Letter of Credit shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of the Liabilities, or any part thereof, to Lender is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment to Lender had not been made.

     5. The Lender may at any time and from time to time, without the consent of, or notice to, Johnston or the Issuer, and without affecting, impairing or releasing the obligations of Johnston or the Letter of Credit hereunder, do any or all of the following: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligations hereunder, (b) retain or obtain the primary or secondary liability of any party or parties with respect to any of the Liabilities, (c) renew, extend (including extensions beyond the original term), modify, alter, release or discharge any of the Liabilities, (d) settle, release or compromise any liability of any guarantor of any of the Liabilities or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefor, (e) accept partial payments of the Liabilities, (f) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Liabilities and any property securing any of the Liabilities, (g) consent to the transfer of any property securing any of the Liabilities, (h) resort to the Letter of Credit for payment of any of the Liabilities, whether or not Lender shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other Johnston or any other party primarily or secondarily liable on any of the Liabilities, (i) make any other changes in its agreements with Borrower, or (j) stop lending money or extending other credit to Borrower pursuant to the terms of the Amended and Restated Credit and Security Agreement.

     6. Johnston is now adequately informed of Borrower's financial condition, and Johnston agrees to keep so informed. Lender is not required to provide Johnston with any present or future information concerning the financial condition of Borrower. Johnston has not relied on financial information furnished by Lender.

     7. Johnston hereby expressly waives: (a) notice of the acceptance of this Agreement, (b) notice of the existence or creation of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Liabilities or any part thereof, any obligation hereunder, or any security for any of the foregoing, (e) all events and circumstances which might otherwise constitute a defense or discharge of the obligations of Borrower or Johnston (f) the benefits of the provisions of Arizona Revised Statutes Sections 12-1641 ET. SEQ., 33-814 and 12-1566. The rights of Lender to draw against the Letter of Credit shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property that secures any of the Liabilities or any obligation of Johnston hereunder, or to protect the property covered by any such security interest.

     8. The Lender may, without notice of any kind, sell, assign, or transfer all or any of the Liabilities and its rights under the Letter of Credit, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Liabilities, shall have the right to enforce this Agreement and the Letter of Credit, by suit or otherwise, for the benefit of such assignee, transferee, or holder, as fully as if such assignee, transferee

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
or holder were herein by name specifically given such rights, powers and benefits. Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Agreement and the Letter of Credit for the benefit of Lender, as to so much of the Liabilities as it has not sold, assigned, or transferred.

     9. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     10. No action of Lender permitted hereunder shall in any way impair or affect this Agreement or the rights of Lender under the Letter of Credit.

     11. All notices pursuant to this agreement shall be in writing and shall be directed to the addressees set forth herein or such other address as may be specified in writing, by certified or registered mail, return receipt requested, by the party to which or whom notices are to be given. Except as otherwise specifically provided herein, notices shall be deemed to be given three (3) days after mailing by depositing same in any United States post office station or letter box in a post-paid envelope.

     12. This agreement is governed by Arizona law. Johnston consents to the personal jurisdiction of the Courts of the State of Arizona and the federal courts located in Arizona so that Lender may sue Johnston in Arizona to enforce this agreement. Johnston agrees not to claim that Arizona is an inconvenient place for trial. At lender's option, the venue (location) of any suit to enforce this agreement may be in Maricopa County, Arizona.

DATED as of the date first above written.


                                  WELLS FARGO BUSINESS CREDIT, INC.


                                  By /s/ Keith Budoff
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                                     Name  Keith Budoff
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                                     Title Officer
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                                  100 West Washington Street, Mail Stop S410-076
                                  Phoenix, Arizona 85003


                                  /s/ Richard Johnston by Christopher Johnston
                                  under Power of Attorney
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                                  Richard Johnston

                                  Address:
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